Exhibit 10.28

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

made by

GNC CORPORATION

GENERAL NUTRITION CENTERS, INC.

and certain of its Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

Dated as of March 4, 2011

i

Page

8.16.	WAIVER OF JURY TRIAL	34

SCHEDULES

Schedule 1	Notice Addresses of Guarantors
Schedule 2	Description of Pledged Investment Property
Schedule 3	Filings and Other Actions Required to Perfect Security Interests
Schedule 4	Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office
Schedule 5	Copyrights, Patents, Trademarks, Intellectual Property Licenses and Other Intellectual Property

EXHIBITS

Exhibit A	Acknowledgment and Consent
Exhibit B-1	Intellectual Property Security Agreement
Exhibit B-2	After-Acquired Intellectual Property Security Agreement
Exhibit C	Intercompany Subordinated Demand Promissory Note

Annex I	Assumption Agreement

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of March 4, 2011, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (together with its successor in such capacity, the “Administrative Agent”) for (i) the Lenders (as defined below) from time to time parties to the Credit Agreement, dated as of March 4, 2011 (as amended, restated, amended and restated, supplemented, or otherwise modified or replaced from time to time, the “Credit Agreement”), among GNC CORPORATION, a Delaware corporation (“Parent”), GENERAL NUTRITION CENTERS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto as lenders (the “Lenders”), GOLDMAN SACHS BANK USA, as syndication agent (in such capacity, the “Syndication Agent”), the Administrative Agent and DEUTSCHE BANK SECURITIES INC. and MORGAN STANLEY SENIOR FUNDING, INC., as co-documentation agents (in such capacity, the “Co-Documentation Agents”), BARCLAYS CAPITAL, the investment banking division of Barclays PLC, as co-manager (the “Co-Manager”), and the Administrative Agent, and (ii) the other Secured Parties (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, Qualified Counterparties may from time to time enter into Specified Hedge Agreements with and provide Cash Management Services to the Borrower;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and from such Specified Hedge Agreements and Cash Management Services; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the above premises the parties hereto hereby agree as follows:

SECTION 1   DEFINED TERMS

1.1.                              Definitions.  (a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined:  Account Debtor, Accounts, Commodity Account, Commodity Contract, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, Goods, Instruments, Inventory, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)                                 The following terms shall have the following meanings:

“After-Acquired Intellectual Property Collateral”:  as defined in Section 5.10(k).

“Agreement”:  this Guarantee and Collateral Agreement, as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

“Applicable Date”:  means with respect to any Grantor, (i) the date of this Agreement if such Grantor is a party hereto on the Closing Date, (ii) the date on which an Assumption Agreement is executed and delivered by such Grantor if such Grantor is not a party hereto on the Closing Date, and (iii) the date on which such Grantor is required to provide updates to the Schedules to this Agreement with respect to such Grantor pursuant to Section 5.10 of the Credit Agreement.

“Borrower Obligations”:  the Obligations (as defined in the Credit Agreement).

“Collateral”:  as defined in Section 3.

“Collateral Account”:  any collateral deposit account established by the Administrative Agent to hold cash pending application to the Obligations.

“Copyright Licenses”:  any written agreement naming any Grantor as licensor or licensee, providing for the granting by or to any Grantor of any right in or to any Copyright, including, without limitation, those listed in Schedule 5.

“Copyrights”:  (i) all United States and foreign copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations, copyright applications, mask works registrations and mask works applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 5, and (ii) the rights to print, publish and distribute any of the foregoing.

“Deposit Account”:  all “deposit accounts” as defined in Article 9 of the Uniform Commercial Code in effect in the state of New York on the date hereof, including, without limitation, all demand, time, savings, passbook and like accounts maintained with any financial institution (other than Securities Accounts or Commodity Accounts) and all of the accounts listed on Schedule 2 hereto under the heading “Deposit Accounts” (as such schedule may be amended from time to time) and all Collateral Accounts.

“Discharge of Obligations”:  as defined in Section 2.1(d).

“Excluded Assets”:  the collective reference to:

(1)                                  any interest in leased real property (including, without limitation, any leasehold interests in real property) (except to the extent a security interest in any such interest can be perfected solely by filing a UCC financing statement);

(2)                                  any fee interest in real property if the fair market value of such fee interest (together with improvements), as determined in good faith by the Borrower on the later of the Closing Date and the date of acquisition thereof by the relevant Loan Party, is less than $5,000,000;

(3)                                  any licenses, franchises, charters and authorizations of a Governmental Authority to the extent a security interest therein under the Loan Documents is prohibited or would require the consent, license or approval of any Governmental Authority (except to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code or other applicable law);

(4)                                  any asset if the granting of a security interest under the Loan Documents in such asset would be prohibited by any law, treaty, rule or regulation or a court or other Governmental Authority or would require the consent, license or approval of any Governmental Authority (other than proceeds thereof, to the extent the assignment of such proceeds is effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition and the assignment of such proceeds is not prohibited by applicable law and does not require the consent, license or approval of any Governmental Authority);

(5)                                  any lease, license or other agreement to the extent that a grant of a security interest therein under the Loan Documents would violate or invalidate such lease, license or agreement (except any such lease, license or agreement among Holdings and its Wholly-Owned Subsidiaries);

(6)                                  Capital Stock (i) in any Subsidiary that is not a Wholly-Owned Subsidiary to the extent the pledge or other granting of a security interest under the Loan Documents in such Capital Stock would be prohibited by, or require a consent or approval under, organizational or governance documents or shareholders’ or similar agreements of or with respect to such Subsidiary and (ii) Excluded Foreign Subsidiary Voting Stock in excess of 65% of the voting Capital Stock in such Subsidiary;

(7)                                  any assets subject to a Lien permitted by Section 6.3(g), 6.3(k), 6.3(t) or 6.3(y) (in the case of a Permitted Refinancing in respect of the Indebtedness secured by such Lien under Section 6.3(g), (k) or (t)) of the Credit Agreement to the extent the documents governing such Lien prohibit, or require a consent or approval in order for, such assets to be subject to the Liens created by the Loan Documents;

(8)                                  any motor vehicles and any other assets subject to a certificate of title (other than proceeds thereof), to the extent a security interest on such motor vehicles or other assets can not be perfected solely by filing a UCC financing statement;

(9)                                  any United States intent-to-use trademark applications to the extent and for so long as the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of, a Loan Party’s right, title or interest therein or any trademark issued as a result of such application;

(10)                            assets in circumstances where the Administrative Agent and the Borrower agree that the difficulty, cost, burden or consequences of obtaining or perfecting a security interest under the Loan Documents in such assets is excessive in relation to the practical benefit to the Lenders afforded thereby;

(11)                            assets to the extent a security interest in such assets under the Loan Documents would result in (x) material adverse tax consequences (as viewed in relation to the benefits of such security interest afforded to the Secured Parties) or (y) material adverse regulatory consequences, in each case as reasonably determined in good faith by the Borrower in consultation with the Administrative Agent;

(12)                            letter-of-credit rights (except for letter-of-credit rights a security interest in which can be perfected solely by filing UCC financing statements); and

(13)                            any commercial tort claim with a value not in excess of $5,000,000;

provided that (a) in the case of clauses (5), (6)(i) and 7, such exclusion shall not apply (i) to the extent the prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code other applicable law or (ii) to proceeds of the assets referred to in such clause, the assignment of which is expressly deemed effective under Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code or other applicable law and (b) assets described above shall no longer be “Excluded Assets” upon termination of the applicable prohibition or restriction described above that caused such assets to be treated as “Excluded Assets”.

“Excluded Capital Stock”:  Capital Stock (i) in any Subsidiary that is not a Wholly-Owned Subsidiary to the extent the pledge or other granting of a security interest under the Loan Documents in such Capital Stock would be prohibited by, or require a consent or approval under, organizational or governance documents or shareholders’ or similar agreements of or with respect to such Subsidiary and (ii) Excluded Foreign Subsidiary Voting Stock in excess of 65% of the voting Capital Stock in such Subsidiary.

“Excluded Foreign Subsidiary Voting Stock”:  the voting Capital Stock of any Foreign Subsidiary or any Domestic Subsidiary all (other than an immaterial portion) of whose assets consist of Capital Stock of one or more CFCs.

“General Intangibles”:  all “general intangibles” as such term is defined in Section 9-102(a)(42) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Hedge Agreements and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.

“Governmental Authority”:  a federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Guarantor Obligations”:  with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”:  the collective reference to each Grantor other than the Borrower.

“Infringement”: infringement, misappropriation, dilution or other impairment or violation.

“Intellectual Property”:  the collective reference to all rights relating to intellectual property, whether arising under United States federal or state laws, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses.

“Intercompany Note”:  any promissory note evidencing loans made by any Grantor to Parent or any of its Subsidiaries, including, without limitation, the subordinated Intercompany Note in the form attached as Exhibit C (the “Subordinated Intercompany Note”).

 “Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York on the date hereof, (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting “investment property” as so defined, all Pledged Securities, all Pledged Security Entitlements and all Pledged Commodity Contracts, other than, in the case of each of the foregoing clauses (i) — (iii), Excluded Capital Stock.

“Issuers”:  the collective reference to each issuer of a Pledged Security that is pledged by a Grantor hereunder.

 “New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”:  (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Patent License”:  all written agreements naming any Grantor as licensor or licensee, providing for the granting by or to any Grantor of any right in or to a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

“Patents”:  (i) all United States and foreign patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 5, and all certificates of invention or similar property rights, (ii) all inventions and improvements described and claimed therein, and (iii) all reissues, divisions, reexaminations, continuations, continuations-in-part, substitutes, renewals, and extensions thereof and all improvements thereon.

 “Pledged Capital Stock”:  all shares or other equity interests constituting Capital Stock now owned or hereafter acquired by such Grantor, including, without limitation, all shares of Capital Stock described on Schedule 2 hereto (as such schedule may be amended from time to time), and the certificates, if any, representing such Capital Stock and any interest of such Grantor in the entries on the books of the issuer of such Capital Stock and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Capital Stock and any other warrant, right or option to acquire any of the foregoing, other than Excluded Capital Stock.

 “Pledged Debt Securities”:  all debt securities now owned or hereafter acquired by any Grantor, including, without limitation, the debt securities listed on Schedule 2, (as such Schedule may be amended from time to time).

“Pledged Notes”:  all promissory notes now owned or hereafter acquired by any Grantor including, without limitation, those listed on Schedule 2 (as such Schedule may be amended from time to time) and all Intercompany Notes at any time issued to any Grantor.

“Pledged Securities”:  the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Capital Stock.

 “Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Receivable”:  all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance.

“Secured Parties”:  collectively, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Co-Manager, the Lenders, the Indemnitees (as defined in the Credit Agreement) and, with respect to any Specified Hedge Agreement or Cash Management Obligations, any Qualified Counterparty that has agreed to be bound by the provisions of Section 7.2 hereof as if it were a party hereto and by the provisions of Section 8 of the Credit Agreement as if it were a Lender party thereto; provided that no Qualified Counterparty shall have any rights in connection with the management or release of any Collateral or the obligations of any Grantor under this Agreement.

“Securities Act”:  the Securities Act of 1933, as amended.

“Trademark License”:  any written agreement naming any Grantor as licensor or licensee. providing for the granting by or to any Grantor of any right in or to any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

“Trademarks”:  (i) all United States, state and foreign trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5 and (ii) the goodwill of the business connected with the use of, and symbolized by, each of the above.

“Trade Secret License”:  any written agreement naming any Grantor as licensor or licensee, providing for the granting by or to any Grantor of any right in or to any Trade Secret, including, without limitation, any of the foregoing referred to in Schedule 5.

“Trade Secrets”:  all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, formulae, parts, diagrams, drawings, specifications, blue prints, lists of materials, and production manuals.

 “Vehicles”:  all cars, trucks, trailers, construction and earth moving equipment and other Equipment of any nature covered by a certificate of title law of any jurisdiction and all tires and other appurtenances to any of the foregoing.

1.2.                              Other Definitional Provisions.  (a)              The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                                  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d)                                 The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations or the Borrower Obligations shall mean the payment in full, in immediately available funds, of all of the Borrower Obligations (excluding Borrower Obligations in respect of any Specified Hedge Agreements, Cash Management Obligations and contingent reimbursement and indemnification obligations, in each case, that are not then due and payable) and the expiration or termination of all undrawn Letters of Credit (or cash collateralization (in a manner consistent with Section 2.8(j) of the Credit Agreement) or provision of backstop letters of credit (in a manner reasonably satisfactory to the relevant Issuing Bank) with respect thereto).

SECTION 2   GUARANTEE

2.1.                              Guarantee.  (a)                   Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)                                 Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)                                  Each Guarantor agrees that Borrower Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

(d)                                 The guarantee contained in this Section 2 shall remain in full force and effect until payment in full of the Borrower Obligations and termination or expiration of the Commitments (the “Discharge of Obligations”), notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e)                                  No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Discharge of Obligations.

2.2.                              Rights of Reimbursement, Contribution and Subrogation.  (a)  Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment.  Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.2(b).  The provisions of this Section 2.2 shall in no respect limit the obligation and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders and each Subsidiary Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

(b)                                 Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Discharge of Obligations.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Discharge of Obligations, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, accordance with Section 6.5 hereof.

(c)                                  The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2.  The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property.  The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right.

(d)                                 Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but the exercise and enforcement of such rights shall be subject to Section 2.2(b).

2.3.                              Amendments, etc. with respect to the Borrower Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders under the Credit Agreement or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.4.                              Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or the Discharge of Obligations) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance other than the express written release of such Guarantor from this Agreement by the Administrative Agent pursuant to and to the extent set forth in Section 9.14 of the Credit Agreement.  To the fullest extent permitted by applicable law, when making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any other Guarantor or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5.          Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.6.          Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Administrative Agent in New York, NY.

SECTION 3     GRANT OF SECURITY INTEREST

(a)           Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in and to all of the following personal property, in each case, wherever located and whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(i)                    all Accounts;

(ii)                   all Chattel Paper;

(iii)                  all Deposit Accounts;

(iv)                  all Documents;

(v)                   all Equipment;

(vi)                  all General Intangibles;

(vii)                 all Instruments;

(viii)                all Intellectual Property, and (A) the right to sue or otherwise recover for any and all past, present and future Infringements and misappropriations thereof, and (B) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto;

(ix)                   all Inventory;

(x)                    all Investment Property;

(xi)                   all Letter of Credit Rights;

(xii)                  all Money;

(xiii)                 all Vehicles;

(xiv)                all Goods not otherwise described above;

(xv)                 any Collateral Account;

(xvi)                all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(xvii)               to the extent not otherwise included, all other personal property of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Assets and none of the Excluded Assets shall constitute Collateral.

(b)           Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required (i) to perfect the security interests granted by this Agreement by any means other than by (A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or equivalent filing office) of the relevant State(s), (B) filings in United States government offices with respect to Intellectual Property and (C) delivery to the Administrative Agent to be held in its possession of all Collateral consisting of Instruments, notes and debt securities and certificated Capital Stock to the extent required by Section 5.2, (ii) to enter into any deposit account control agreement, securities account control agreement, commodity account control agreement or any other control agreement with respect to any deposit account, securities account, commodity account or any other collateral that requires perfection by “control”, (iii) to take any action (other than the actions listed in clause (i)(A) and (C) above) with respect to any assets located outside of the United States or (iv) to perfect in any letter-of-credit rights or any motor vehicles or other assets subject to a certificate of title (except filings listed in clause (i)(A) above) (to the extent such perfection can be achieved through such filings).

(c)           Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all of its obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to any Secured Party, (ii) each Grantor shall remain liable under and each of its agreements included in the Collateral, to perform all of its obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Administrative Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral and (iii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4     REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Syndication Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Secured Parties that:

4.1.          [Reserved].

4.2.          Title; No Other Liens.  Such Grantor owns each item of the Collateral free and clear of any and all Liens except for Permitted Liens.  No financing statement, fixture filing or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are not prohibited by the Credit Agreement.

4.3.          Perfected First Priority Liens.  The security interests granted pursuant to this Agreement constitute valid security interests in all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable against each applicable Grantor in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought in proceedings in equity or at law)) and, other than with respect to Collateral a security interest in which can not be perfected by taking the actions specified in Section 3(b)(i) hereof, upon completion of the filings and other actions specified on Schedule 3 (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in duly completed and duly executed form, as applicable, and may be filed by the Administrative Agent at any time after the effectiveness of the Credit Agreement) and payment of all filing fees, will be perfected and are prior to all other Liens on the Collateral except for Permitted Liens.

4.4.          Name; Jurisdiction of Organization, etc.  On the date hereof, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.  Except as specified on Schedule 4, no Person that is a Grantor on the date hereof has changed its name, jurisdiction of organization, chief executive office or sole place of business within the five year period immediately prior to the Closing Date.

4.5.          [Reserved].

4.6.          Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7.          Investment Property.  (a)  Schedule 2 hereto (as such schedule may be amended from time to time) sets forth as of the most recent Applicable Date with respect to such Grantor under the heading “Pledged Capital Stock” all of the Pledged Capital Stock owned by any Grantor and such Pledged Capital Stock constitutes the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule.  Schedule 2 hereto (as such schedule may be amended from time to time) sets forth as of the most recent Applicable Date with respect to such Grantor under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor that are required to be delivered to the Administrative Agent pursuant to Section 5.2(a) hereof.

(b)           The shares of Pledged Capital Stock pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Capital Stock of each Issuer of Capital Stock included in the Collateral owned by such Grantor.

(c)           All the shares of the Pledged Capital Stock pledged by such Grantor hereunder have been duly and validly issued and are fully paid and nonassessable.

(d)           Such Grantor is the record and beneficial owner of, and has good title to, the Investment Property pledged by it hereunder, free of any and all Liens, except Permitted Liens.

4.8.          [Reserved].

4.9.          [Reserved].

4.10.        Intellectual Property.  (a)  Schedule 5 lists as of the most recent Applicable Date (i) all issued Patents and pending Patent applications of any Grantor with the United States Patent and Trademark Office, all registered Copyrights and pending Copyright applications of any Grantor with the United States Copyright Office, and all registered Trademarks and pending Trademark applications of any Grantor with the United States Patent and Trademark Office, (collectively, “Registered Intellectual Property”), and (ii) all registered United States Intellectual Property (and applications therefor) exclusively licensed by any Grantor and that is included in the Collateral, noting in each case the relevant registration, application or serial number, and in the case of (ii), the title of the license, the counterparty to such license and the date of such license.

(b)  Except as would not reasonably be expected to have a Material Adverse Effect:

(i)            each Grantor owns or has the right to use all Intellectual Property that is material to its business as currently conducted or as proposed to be conducted, free of all Liens other than Permitted Liens, and takes reasonable actions to protect, preserve and maintain such Intellectual Property;

(ii)           on the date hereof, all material Intellectual Property owned or exclusively licensed by such Grantor, is valid, unexpired and unenforceable, does not Infringe the intellectual property rights of any other Person, and to such Grantor’s knowledge, is not being Infringed by any other Person; and all material Registered Intellectual Property has not expired or been abandoned;

(iii)          as of the date hereof, no holding, decision or judgment has been rendered by any Governmental Authority or arbitrator which would limit, cancel or challenge the validity, enforceability, ownership or use of, such Grantor’s rights in, any Intellectual Property in any respect, and such Grantor knows of no valid basis for same; and

(iv)          no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, or imminent, in each case, on the date hereof seeking to limit, cancel or challenge the validity, enforceability, ownership or use of any Intellectual Property or such Grantor’s interest therein.

4.11.        Commercial Tort Claims.  As of the Closing Date, no Grantor has any commercial tort claims individually or in the aggregate with a value in excess of $5,000,000.

SECTION 5     COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, until the Discharge of Obligations:

5.1.          [Reserved].

5.2.          Delivery of Pledged Securities, Notes, Debt Securities and Certificated Securities(a)             .  (a)  If any of the Collateral consists of an Instrument, note or debt security with a principal amount of $5,000,000 or more, such Instrument, note or debt security (other than (i) those that are promptly deposited in an investment or securities account, (ii) checks received in the ordinary course of business and (iii) notes and debt securities issued in connection with the extension of trade credit by a Grantor in the ordinary course of business) shall be promptly delivered to the Administrative Agent, duly assigned or endorsed (including by the delivery of a note or similar power) in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

(b)           If any of the Collateral consisting of Capital Stock of a Subsidiary of a Grantor is or shall become evidenced or represented by any certificate, such certificate shall be promptly delivered to the Administrative Agent, duly assigned or assigned or endorsed (including by the delivery of a stock or securities power) in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

(c)           [RESERVED];

(d)           If any of the Collateral is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

5.3.          Maintenance of Insurance.  (a)  Such Grantor will maintain, with financially sound and reputable insurance (or self-insurance) companies, insurance on all its property as and to the extent required by Section 5.5(b) of the Credit Agreement; and furnish to the Administrative Agent, upon reasonable written request by the Administrative Agent, information in reasonable scope and detail as to the insurance carried.

(b)           Within 30 days following the later of the relevant Applicable Date or the date of the relevant policy is obtained, the Administrative Agent shall be named as additional insured on all general liability insurance policies  (excluding, for the avoidance of doubt , directors and officers, worker’s compensation, health and benefit, and vehicle and similar liability policies) of such Grantor and the Administrative Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor with respect to Collateral.  All such insurance shall (i) provide that the relevant insurer shall endeavor to provide the Administrative Agent with at least 15 days prior notice of the cancellation of the relevant policy of insurance and (ii) if reasonably requested by the Administrative Agent, include a breach of warranty clause.

5.4.          [Reserved].

5.5.          Maintenance of Perfected Security Interest; Further Documentation.  (a)  Subject to the provisions of Section 5.10(d) of the Credit Agreement and Section 3(b) hereof,

such Grantor shall maintain the security interest created by this Agreement on the Collateral as a perfected security interest having at least the priority described in Section 4.3 until the Collateral is released from such security interest pursuant to the terms of Section 9.14 of the Credit Agreement or by operation of law or by agreement of the requisite Lenders or all Lenders and shall defend such security interest against the claims and demands of all Persons whomsoever (subject to Permitted Liens).

(b)           Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c)           Subject to the provisions of Section 5.10(d) of the Credit Agreement and Section 3(b) hereof, at any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction within the United States with respect to the security interests created hereby.

5.6.          Changes in Locations, Name, Jurisdiction of Incorporation, etc.  Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and any other documents necessary to maintain the validity, perfection and priority of the security interests in the Collateral provided for herein, subject to the provisions of Section 5.10(d) of the Credit Agreement and Section 3(b) hereof, (i) change its jurisdiction of organization or, in the case of Grantors which are not registered organizations (within the meaning of the Uniform Commercial Code), the location of its chief executive officer or the sole place of business from that referred to on Schedule 4 or (ii) change its name.

5.7.          Notices.  Such Grantor will advise the Administrative Agent for further delivery to the Lenders promptly, in reasonable detail, of the occurrence of any event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.8.          Investment Property.  (a)  Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by the terms of the Credit Agreement; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities required to be delivered to the Administrative Agent under this Agreement, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall, subject to the terms of

Section 5.10(d) of the Credit Agreement and Section 3(b) hereof, (i) be and become part of the Collateral, and (ii) if received by any Grantor, shall be held in trust for the benefit of the Administrative Agent and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent).  So long as no Specified Default has occurred and is continuing, the Administrative Agent shall, on terms to be agreed, deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities not prohibited by the Credit Agreement.

(b)           In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it that are included in the Collateral and will comply with such terms insofar as such terms are applicable to it, and (ii) the terms of Sections 6.3(d) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(d) or 6.7 with respect to the Pledged Securities issued by it.  In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Administrative Agent and to the transfer of any Pledged Security to the Administrative Agent or its nominee following the occurrence and during the continuation of an Event of Default and, if an Event of Default has occurred and is continuing, to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security that are included in the Collateral.  In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Administrative Agent and to the transfer of any Pledged Security to the Administrative Agent or its nominee following the occurrence and during the continuation of an Event of Default and, if an Event of Default has occurred and is continuing, to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.

(c)           No interest of any Grantor in any limited liability company or limited partnership included in the Collateral that constitutes Pledged Capital Stock shall be represented by a certificate unless (i) the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, and (ii) such certificate shall be delivered to the Administrative Agent to the extent required by Section 5.2.

5.9.          [Reserved].

5.10.        Intellectual Property.  (a)  Except as otherwise determined by such Grantor in its reasonable business judgment, with respect to each material Trademark owned by such Grantor that is included in the Collateral, such Grantor (either itself or through licensees) will (i) continue to use such Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use consistent with Section 5.10(h) below, (ii) maintain the quality of products and services offered under such Trademark, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (iv) not (and not affirmatively permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way, other than acts taken in the ordinary course of such Grantor’s business, consistent with commercially reasonable practice.

(b)           Such Grantor will not (and will not affirmatively permit any licensee or sublicensee thereof to) do any act, or omit to do any act, whereby any material Patent owned by such Grantor may become forfeited, abandoned or dedicated to the public, except to the extent that such Grantor determines in its reasonable business judgment that the maintenance thereof is no longer necessary to the conduct of such Grantor’s business.

(c)           Such Grantor will not (and will not affirmatively permit any licensees and sublicensees to) do any act or knowingly omit to do any act whereby any material Copyrights may become invalidated or otherwise dedicated to the public, except to the extent that such Grantor determines in its reasonable business judgment that such Copyright is no longer necessary to the conduct of such Grantor’s business.  Such Grantor will not (and will not affirmatively permit any licensees and sublicensees thereof to) do any act whereby any material Copyrights could reasonably be expected to fall into the public domain, except to the extent that such Grantor determines in its reasonable business judgment that the maintenance thereof is no longer necessary to the conduct of such Grantor’s business.

(d)           Except as set forth on Schedule 5 hereto or except, with respect to Intellectual Property used or registered outside of the United States, as would not be reasonably expected to have a Material Adverse Effect, such Grantor will not (and will not affirmatively permit any licensees and sublicensees thereof to) do any act that knowingly uses any material Intellectual Property to Infringe the intellectual property rights of any other Person.

(e)           Such Grantor will notify the Administrative Agent promptly if it knows that any application or registration relating to any material Intellectual Property included in the Collateral could reasonably be expected to become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same in each case, that would reasonably be expected to have a Material Adverse Effect.

(f)            Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall acquire, become the exclusive licensee of, or file an application for the registration of any Intellectual Property included in the Collateral with the United States Patent and Trademark Office or the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof, such Grantor shall report such filing to the Administrative Agent in accordance with Section 5.2(b) of the Credit Agreement.  Upon request of the Administrative Agent, subject to Section 5.10(d) of the Credit Agreement and Section 3(b) hereof, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Secured Parties’ security interest in any Collateral consisting of any Copyright,

Patent, Trademark or other Intellectual Property of such Grantor registered in the United States Patent and Trademark Office or the United States Copyright Office.

(g)           Such Grantor will take all reasonable and necessary steps if and to the extent such Grantor shall deem appropriate in its reasonable business judgment under the circumstances, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of material Intellectual Property included in the Collateral owned by such Grantor, (including, without limitation, the payment of required fees and taxes, the filing of applications for renewal or extension, affidavits of use and incontestability, and the participation in interference, reexamination, opposition, cancellation, Infringement proceedings).

(h)           Except as such Grantor determines in its reasonable business judgment, such Grantor (either itself or through licensees) will not, without the prior written consent of the Administrative Agent, discontinue use of or otherwise abandon any Intellectual Property owned by such Grantor, or abandon any application or any right to file an application for letters patent, trademark, or copyright.

(i)            In the event that any material Intellectual Property is Infringed by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

(j)            Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Registered Intellectual Property included in the Collateral in substantially the form of Exhibit B-1 in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

(k)           Such Grantor agrees that, should it obtain an ownership interest in any item of Registered Intellectual Property included in the Collateral which is not now a part of the Intellectual Property Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property shall automatically become part of the Intellectual Property Collateral.  At such time as the Borrower provides the Administrative Agent with notice of any newly acquired, created or developed registered Intellectual Property owned by such Grantor pursuant to Section 5.2(b) of the Credit Agreement, such Grantor shall execute an After-Acquired Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property in substantially the form of Exhibit B-2 in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

5.11.        Commercial Tort Claims.  If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential aggregate value in excess of $5,000,000 (as reasonably determined by such Grantor) and for which a complaint in a court proceeding has been filed by such Grantor, such Grantor shall within 30 days of initiating such proceeding sign and deliver documentation reasonably acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort claim and the proceeds thereof.

SECTION 6     REMEDIAL PROVISIONS

6.1.          Certain Matters Relating to Receivables.  (a)  If an Event of Default has occurred and is continuing, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications.

(b)           The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables; provided, however, that the Administrative Agent may curtail or terminate said authority at any time upon written notice to the applicable Grantor after the occurrence and during the continuance of an Event of Default.  If required by the Administrative Agent in a written notice to such Grantor at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the control (within the meaning of Section 9-104 of the UCC) of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor.  After the occurrence and during the continuance of an Event of Default, if requested in writing by the Administrative Agent, each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)           If an Event of Default has occurred and is continuing, at the Administrative Agent’s reasonable written request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2.          Communications with Obligors; Grantors Remain Liable.  (a)  The Administrative Agent in its own name or in the name of others may at any time when an Event of Default has occurred and is continuing communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b)           The Administrative Agent may at any time after an Event of Default has occurred and is continuing require any Grantor to notify the Account Debtor or counterparty on any Receivable of the security interest of the Administrative Agent therein.  In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may require any Grantor to notify the Account Debtor or counterparty to make all payments under the Receivables directly to the Administrative Agent.

(c)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3.          Pledged Securities.  (a)  Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all dividends, interest, principal or other payments or distributions paid or made in respect of the Pledged Securities, to the extent not prohibited by the Credit Agreement, and to exercise all voting and corporate or other ownership rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which would reasonably be expected to impair in any material respect the value of the assets included in the Collateral or which would violate any provision of this Agreement or any other Loan Document.

(b)           If an Event of Default shall occur and be continuing and the Administrative Agent shall have given written notice to the Borrower of the Administrative Agent’s intent to execute its rights pursuant to this Section 6.3(b):  (i)  the Administrative Agent shall have the right to receive any and all dividends, interest, principal or other payments or distributions paid in respect to the Pledged Securities included in the Collateral and make application thereof to the Obligations in accordance with Section 6.5 hereof, (ii) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (iii) the Administrative Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property included in the Collateral to its name or the name of its nominee or agent or the name of the applicable Grantor, endorsed or assigned in blank in favor of the Administrative Agent, and each Grantor will promptly following request give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities included in the Collateral registered in the name of such Grantor.  In addition, if an Event of Default has occurred and is continuing, the Administrative Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property included in the Collateral for certificates or instruments of smaller or larger denominations.  In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder if an Event of Default has occurred and is continuing each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and each Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth herein.  All dividends, interest, principal or other payments or distributions received by any Grantor contrary to the provisions of this Section 6.3(b) shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be promptly delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent).

(c)           Any notice given by the Administrative Agent to the Borrower or any other Grantor under this Section 6.3 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a) or (b) of this Section 6.3 in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

(d)           Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.  The Administrative Agent acknowledges and agrees that the provisions of this Section 6.3(d) satisfy the requirements of Section 5.2(d) with respect to each Issuer that is a Grantor.

6.4.          Proceeds to be Turned Over To Administrative Agent.  In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, at the written request of the Administrative Agent, all Proceeds of Collateral received by any Grantor consisting of cash, Cash Equivalents and checks shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if reasonably required).  All such Proceeds of Collateral received by the Administrative Agent under this Section 6.4 shall be held by the Administrative Agent in a Collateral Account maintained under its control (as defined in Section 9-104 of the UCC).  All such Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5.          Application of Proceeds.  If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may, notwithstanding the provisions of Section 2.15 of the Credit Agreement, apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.6) constituting Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order (provided that if the terms of any Permitted Amendment provide for application of such Proceeds to the payment of any Obligations in a less favorable order, the terms of such Permitted Amendment shall govern with respect to such Obligations and the Administrative Agent shall apply such Proceeds in such different order):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including attorneys fees payable under the Credit Agreement and amounts payable under Section 2 of this Agreement) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and, to the extent payable under clause First, attorneys fees) payable to the Lenders (including attorneys fees payable under the Credit Agreement and amounts payable under Section 2 of this Agreement), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and LC Disbursements, ratably among the holders of such Obligations in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and LC Disbursements, to amounts then due and payable under Specified Hedge Agreements with Qualified Counterparties and Cash Management Obligations then due and payable and, to the extent required under Section 2.8(j) of the Credit Agreement, to cash collateralize the portion of the LC Disbursements comprised of the aggregate undrawn amount of Letters of Credit, ratably among the holders of such Obligations in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are then due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

6.6.          Code and Other Remedies.  (a)  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses (other than the defense of payment or performance of the Discharge of Obligations), advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Grantor of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Secured Parties, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, it being understood that a Secured Party will be subject to the commercially reasonable requirements under the UCC with respect to any disposition of Collateral.  Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  To the fullest extent permitted by applicable law, each purchaser at any such sale shall hold the property sold to it absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral.  The Administrative Agent may specifically disclaim or modify any warranties of title or the like.  To the fullest extent permitted by applicable law, this procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.  Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any of their rights hereunder. Each Grantor further agrees, at the Administrative Agent’s request, if an Event of Default has occurred and is continuing, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.

(b)           The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of the Administrative Agent of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations in accordance with Section 6.5 hereof and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  If the Administrative Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Administrative Agent and applied to indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.

6.7.          Registration Rights.  (a)  If the Administrative Agent shall determine to exercise its right to sell all or substantially all of the Pledged Capital Stock or the Pledged Debt Securities included in the Collateral pursuant to Section 6.6, and if in the reasonable opinion of the Administrative Agent it is necessary to have such Pledged Capital Stock or Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary to register such Pledged Capital Stock or Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Pledged Capital Stock or Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto.  Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)           Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Capital Stock or the Pledged Debt Securities included in the Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Capital Stock or the Pledged Debt Securities included in the Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)           Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Capital Stock or the Pledged Debt Securities included in the Collateral pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that (to the maximum extent permitted by applicable law) each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert (to the maximum extent permitted by applicable law) any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment or performance or the Discharge of Obligations.

6.8.          Waiver; Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

SECTION 7     THE ADMINISTRATIVE AGENT

7.1.          Administrative Agent’s Appointment as Attorney-in-Fact, etc.  (a)  Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)                    in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)                   in the case of any Intellectual Property, execute and deliver, and record or have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)                  pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)                  execute, in connection with the exercise of any right or remedy provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)                   (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains) included in the Collateral, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to, or consent to any use of cash collateral arising in respect of, or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that, except as expressly provided in Section 7.1(b), it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Administrative Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to comply therewith within any applicable period of grace.

(c)           The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)           Each Secured Party, by its authorization of the Administrative Agent’s entering into this Agreement, consents to the exercise by the Administrative Agent of any power, right or remedy provided for herein.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2.          Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account (which shall in no event be less than commercially reasonable custody, safekeeping and physical preservation).  Neither the Administrative Agent nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers.  The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly from their own gross negligence, bad faith or willful misconduct.

7.3.          Execution of Financing Statements; Intellectual Property Filings.  (a)  Pursuant to Section 9-509(b) of the New York UCC and any other applicable law, each Grantor hereby authorizes the Administrative Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement, subject to the terms of Section 5.10(d) of the Credit Agreement and Section 3(b) hereof.  Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as “all assets” or “all personal property” of the undersigned, whether now owned or hereafter existing or acquired by the undersigned or such other description as the Administrative Agent reasonably determines is necessary or advisable.

(b)           The Administrative Agent is authorized to file with the United States Patent and Trademark Office (“USPTO”) or the United States Copyright Office (“USCO”) (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest in each item of Intellectual Property of each Grantor included in the Collateral that is subject to registration or an application to register in the USPTO or USCO, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party and shall provide written notice to the Grantor prior to filing any such documents.

7.4.          Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8     MISCELLANEOUS

8.1.          Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.2 of the Credit Agreement or pursuant to an Assumption Agreement in substantially the form of Annex 1 hereto.

8.2.          Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3.          No Waiver by Course of Conduct; Cumulative Remedies.  No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4.          Enforcement Expenses; Indemnification.  (a)  Each Guarantor agrees to pay or reimburse each Lender for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Administrative Agent, in each case, to the extent the Borrower would be required to do so pursuant to Section 9.3 of the Credit Agreement.

(b)           Each Guarantor agrees to pay, and to save each Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, in each case, to the extent the Borrower would be required to do so pursuant to Section 9.3 of the Credit Agreement.

(c)           Each Guarantor agrees to pay, and to save the Lenders, the Agents and Issuing Banks harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, in each case, to the extent the Borrower would be required to do so pursuant to Section 9.3 of the Credit Agreement.

(d)           The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

(e)           Each Grantor agrees that the provisions of Section 9.3(c) of the Credit Agreement are incorporated herein by reference, mutatis mutandis, as if each reference therein to the Parent were a reference to such Grantor.

8.5.          Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6.          Set-Off.  Each Grantor hereby irrevocably authorizes each Lender at any time and from time to time with the prior written consent of the Administrative Agent (which consent shall not be required in connection with customary set-offs in connection with Cash

Management Obligations and Specified Hedge Agreements), while an Event of Default pursuant to Section 7(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final) (excluding payroll, tax withholding and trust account maintained in the ordinary course of business) in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of such Grantor to such Lender hereunder and claims of every nature and description of such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Lender may elect, whether or not any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  Each Lender shall notify such Grantor promptly of any such set-off and the application made by such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

8.7.          Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy and other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8.          Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9.          Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10.        Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11.        GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12.        Submission to Jurisdiction; Waivers.  (a)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Notwithstanding the foregoing, any Agent or Lender may bring an action or proceeding in a jurisdiction where Collateral is located.

(b)           The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

8.13.        Acknowledgments.  Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)           no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14.        Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in substantially the form of Annex 1 hereto.

8.15.        Releases.  (a)  Upon the Discharge of Obligations, this Agreement and the security interests granted hereby shall automatically terminate and be released, without the requirement for any further action by any Person, and the Administrative Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by any Grantor and at such Grantor’s expense to further document and evidence such termination and release, and the

Guarantee Obligations of the Guarantors hereunder shall automatically terminate and be released, without the requirement for any further action by any Person and the Administrative Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by any Guarantor and at such Guarantor’s expense to further document and evidence such termination and release of the Guarantee Obligations of the Guarantors hereunder.

(b)           In the event that any Grantor conveys, sells, leases, assigns, transfers or otherwise Disposes of all or any portion of any of the Capital Stock or assets of any Grantor to a Person that is not (and is not required hereunder to become) a Grantor hereunder in a transaction permitted under the Credit Agreement, the security interests created hereunder in respect of such Capital Stock or assets shall automatically terminate and be released, without the requirement for any further action by any Person and the Administrative Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by any Grantor and at such Grantor’s expense to further document and evidence such termination and release of security interests hereunder in respect of such Capital Stock or assets, and, in the case of a transaction permitted under the Credit Agreement the result of which is that a Guarantor would cease to be a Restricted Subsidiary or would become an Excluded Subsidiary, the Guarantee Obligations created hereunder in respect of such Guarantor (and all security interests granted by such Guarantor hereunder) shall automatically terminate and be released, without the requirement for any further action by any Person and the Administrative Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by such Guarantor and at such Guarantor’s expense to further document and evidence such termination and release of such security interests and such Guarantor’s Guarantee Obligations hereunder.  Any representation, warranty or covenant contained in this Agreement relating to any such Capital Stock, asset or subsidiary of any Grantor shall no longer be deemed to be made with respect thereto once such Capital Stock or asset or Subsidiary is so conveyed, sold, leased, assigned, transferred or disposed of.

8.16.        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(signature pages follow)

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

GNC CORPORATION

By:	/s/ Michael M. Nuzzo
	Name:	Michael M. Nuzzo
	Title:	Authorized Signatory

GENERAL NUTRITION CENTERS, INC.

By:	/s/ Michael M. Nuzzo
	Name:	Michael M. Nuzzo
	Title:	Authorized Signatory

GENERAL NUTRITION CORPORATION

By:	/s/ Michael M. Nuzzo
	Name:	Michael M. Nuzzo
	Title:	Authorized Signatory

GENERAL NUTRITION INVESTMENT COMPANY

By:	/s/ Michael M. Nuzzo
	Name:	Michael M. Nuzzo
	Title:	Authorized Signatory

GNC FUNDING, INC.

By:	/s/ Michael M. Nuzzo
	Name:	Michael M. Nuzzo
	Title:	Authorized Signatory

GNC TRANSPORTATION, LLC

By:	/s/ Lee Karayusuf
	Name:	Lee Karayusuf
	Title:	Authorized Signatory

[Signature Page to the Guarantee and Collateral Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Barry K. Bergman
	Name:	Barry K. Bergman
	Title:	Managing Director

[Signature Page to the Guarantee and Collateral Agreement]

SCHEDULE 1

NOTICE ADDRESSES OF GUARANTORS

ENTITY	JURISDICTION	NOTICE ADDRESS

GNC Corporation	Delaware	300 Sixth Avenue Pittsburgh, PA 15222

General Nutrition Corporation	Pennsylvania	300 Sixth Avenue Pittsburgh, PA 15222

General Nutrition Investment Company	Arizona	1002 South 63rd Avenue at Buckeye Phoenix, AZ 85043 with a copy to: 300 Sixth Avenue Pittsburgh, PA 15222

GNC Transportation, LLC	Pennsylvania	Buncher Industrial Park #15A Leetsdale, PA 15056 with a copy to: 300 Sixth Avenue Pittsburgh, PA 15222

GNC Funding, Inc.	Delaware	1209 Orange Street Wilmington, DE 19801 with a copy to: 300 Sixth Avenue Pittsburgh, PA 15222

SCHEDULE 2

DESCRIPTION OF PLEDGED INVESTMENT PROPERTY

Pledged Capital Stock:

GRANTOR	ISSUER	ISSUER’S JURISDICTION	CLASS	STOCK CERT. NO.	PCT. OF SHARES OR INTERESTS PLEDGED

GNC Corporation	General Nutrition Centers, Inc.	Delaware	Common	1	100%

General Nutrition Centers, Inc.	General Nutrition Corporation	Pennsylvania	Common	2	100%

General Nutrition Centers, Inc.	General Nutrition Investment Company	Arizona	Common	2	100%

General Nutrition Centers, Inc.	General Nutrition Centres Company	Nova Scotia, Canada	Common	4	65%

General Nutrition Centers, Inc.	GNC Funding, Inc.	Delaware	Common	1	100%

General Nutrition Centers, Inc.	GNC China Holdco, LLC	Delaware	Membership Interest	N/A	65%

General Nutrition Centers, Inc.	Gustine Sixth Avenue Associates, Ltd.	Pennsylvania	Membership Interest	N/A	100%

General	GNC Transportation,	Pennsylvania	Membership	N/A	100%

Nutrition Corporation	LLC		Interest

General Nutrition Corporation	GNC Puerto Rico, Inc.	Puerto Rico	Common	3	65%

General Nutrition Corporation	GNC Columbia SAS	Columbia	Common	N/A	65%

Pledged Debt Securities

None.

Pledged Notes

Promissory Note, dated March 4, 2011, by and between GNC Funding, Inc. and GNC Acquisition Holdings, Inc.

Promissory Note, dated March 16, 2007, by and between GNC Parent LLC (formerly known as GNC Parent Corporation) and GNC Funding, Inc.

Intercompany Subordinated Demand Promissory Note, dated March 4, 2011 among GNC Corporation, as Payor, and General Nutrition Centers, Inc., General Nutrition Investment Company, General Nutrition Corporation, GNC Funding, Inc. and GNC Transportation, LLC, as Payees.

Deposit Accounts:

GRANTOR	DEPOSITORY BANK	ACCOUNT NO.
GNC Corporation	JP Morgan	530957167
GNC Corporation	JP Morgan	530957167
General Nutrition Centers, Inc.	JP Morgan	530957175
General Nutrition Corporation	JP Morgan PNC	530957191 1014309169
General Nutrition Corporation	JP Morgan	530957337
General Nutrition Corporation	JP Morgan	530957345
General Nutrition Corporation	JP Morgan	530957388
General Nutrition Corporation	PNC	1008965805
General Nutrition Corporation	Fifth Third	7520566287

SCHEDULE 3

REQUIRED FILINGS AND OTHER ACTIONS REQUIRED

TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings:

LOAN PARTY	FILING JURISDICTION
GNC Corporation	Delaware Secretary of State
General Nutrition Centers, Inc.	Delaware Secretary of State
General Nutrition Corporation	Pennsylvania Secretary of the Commonwealth
General Nutrition Investment Company	Arizona Secretary of State
GNC Funding, Inc.	Delaware Secretary of State
GNC Transportation, LLC	Pennsylvania Secretary of the Commonwealth

Copyright, Patent and Trademark Filings:

1. Each security interest in registrations of and applications for United States Copyrights, if any, must be recorded within one month of the date hereof; provided, however, that subsequent recordations may be necessary to perfect the security interest of the Secured Parties in registrations and applications for United States Copyrights that are acquired or exclusively licensed by any Grantor after the date hereof.

2. Each security interest in registrations of and applications for United States Patents and Trademarks, if any, must be recorded within three months of the date hereof; provided, however, that subsequent recordations may be necessary to perfect the security interest of the Secured Parties in registrations and applications for United States Patents and Trademarks that are acquired or exclusively licensed by any Grantor after the date hereof.

Delivery of Certificated Securities:

Perfection of the Administrative Agent’s security interest in certificated securities is governed by the local law of the jurisdiction in which the security certificates are located (other than perfection by filing, which is governed by the local law of the jurisdiction in which the applicable Grantor is located) as specified in Section 9-305(a)(1) of the New York UCC. If the security certificates are located in a particular State, the Administrative Agent’s security interest in such Collateral may be perfected by the Administrative Agent taking delivery of the certificated securities in that State or by filing financing statements as provided for above.

2

SCHEDULE 4

EXACT LEGAL NAME, JURISDICTION OF ORGANIZATION, ORGANIZATIONAL IDENTIFICATION NUMBER AND CHIEF EXECUTIVE OFFICE

EXACT LEGAL NAME	JURISDICTION OF ORGANIZATION	ORGANIZATIONAL ID NO.	CHIEF EXECUTIVE OFFICE

GNC Corporation	Delaware	3720627	300 Sixth Avenue Pittsburgh, PA 15222

General Nutrition Centers, Inc.	Delaware	3716486	300 Sixth Avenue Pittsburgh, PA 15222

General Nutrition Corporation	Pennsylvania	3175551	300 Sixth Avenue Pittsburgh, PA 15222

General Nutrition Investment Company	Arizona	11027326	1002 South 63rd Avenue at Buckeye Phoenix, AZ 85043

GNC Transportation, LLC	Pennsylvania	3924717	Buncher Industrial Park #15A Leetsdale, PA 15056

GNC Funding, Inc.	Delaware	4312127	1209 Orange Street Wilmington, DE 19801

SCHEDULE 5

COPYRIGHTS, PATENTS, TRADEMARKS, INTELLECTUAL PROPERTY LICENSES AND OTHER INTELLECTUAL PROPERTY

Copyright Licenses

1.               Intellectual Property licenses included in each franchise agreement entered into with franchisees.

2.               Please see attached.

Copyrights

1.               Please see attached

Patent Licenses

1.               Please see attached.

Patents

1.               Please see attached.

Trademark Licenses

1.               Intellectual Property licenses included in each franchise agreement entered into with franchisees.

2.               Please see attached.

Trademarks

1.               Please see attached.

Trade Secret Licenses

1.               Intellectual Property licenses included in each franchise agreement entered into with franchisees.

2.               Please see attached.

Infringement of Intellectual Property Rights

None.

Exhibit A to

Guarantee and Collateral Agreement

FORM OF ACKNOWLEDGMENT AND CONSENT

Each of the undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of March  4, 2011 (the “Agreement”), made by the Grantors parties thereto in favor of JPMorgan Chase Bank, N.A., as administrative agent; capitalized terms used but not defined herein have the meanings given such terms therein.  Each of the undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1.             The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.             The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

3.             The terms of Sections 6.3(d) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

4.             This Acknowledgement may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[NAME OF ISSUERS]

By
Name:
Title:

Address for Notices:

Fax:

Exhibit B-1 to

Guarantee and Collateral Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of March 4, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of JPMorgan Chase Bank, N.A., as administrative agent (together with its successors in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, GNC Corporation, a Delaware corporation, and General Nutrition Centers, Inc., a Delaware corporation (the “Borrower”), have entered into a Credit Agreement, dated as of March 4, 2011 (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), with the banks and other financial institutions and entities from time to time party thereto as lenders (the “Lenders”), Goldman Sachs Bank USA, as the Syndication Agent, and Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as the Co-Documentation Agents, , Barclays Capital, the investment banking division of Barclays PLC, as the Co-Manager, and the Administrative Agent.  Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement.

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered that certain Guarantee and Collateral Agreement, dated as of March 4, 2011, in favor of the Administrative Agent (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”).

WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have assigned and transferred to the Administrative Agent, and granted to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Grantor’s right, title, and interest in and to certain Collateral, including, without limitation, certain of its Intellectual Property  and have agreed as a condition thereof to execute this Intellectual Property Security Agreement with respect to certain of its Intellectual Property in order to record the security interests granted therein with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office or other applicable United States Governmental Authorities).

NOW, THEREFORE, in consideration of the above premises, the Grantors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.           Grant of Security.  Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)           (i) all United States, state and foreign trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 1, and (ii)  the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);

(b)           (i) all United States and foreign patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1, and all certificates of invention or similar property rights (ii) all inventions and improvements described and claimed therein, and (iii) all reissues, divisions, reexaminations, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon (collectively, the “Patents”);

(c)           (i) all United States and foreign copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations, copyright applications, mask works registrations and mask works applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, and (ii) the rights to print, publish and distribute any of the foregoing (“Copyrights”);

(d)           all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, formulae, parts, diagrams, drawings, specifications, blue prints, lists of materials, and production manuals (collectively, the “Trade Secrets”);

(e)           (i) all Trademark Licenses (as defined in the Guarantee and Collateral Agreement), Trade Secret Licenses (as defined in the Guarantee and Collateral Agreement), Patent Licenses (as defined in the Guarantee and Collateral Agreement), and Copyright Licenses (as defined in the Guarantee and Collateral Agreement), in each case, to the extent Grantor is not the granting party, including, without limitation, any of the foregoing identified in Schedule 1; and

(f)            (i) the right to sue or otherwise recover for any and all past, present and future Infringements (as defined in the Guarantee and Collateral Agreement) and misappropriations of any of the property described (a) through (e) above, and (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect to any of the property described in (a) though (e) above.

SECTION 2.           Excluded Asset.  Notwithstanding anything to the contrary in this Intellectual Property Security Agreement, none of the Excluded Assets (as defined in the Credit Agreement) shall constitute Intellectual Property Collateral.

SECTION 3.           Recordation.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable United States government officer record this Intellectual Property Security Agreement.

SECTION 4.           Execution in Counterparts.  This Intellectual Property Security Agreement may be executed in any number of counterparts (including by telecopy or other electronic transmission), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5.           GOVERNING LAW.  THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.           Conflict Provision.  This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Credit Agreement.  The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Guarantee and Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Credit Agreement, the provisions of the Guarantee and Collateral Agreement or the Credit Agreement shall govern.

SECTION 7.           Releases.

(a)           Upon the Discharge of Obligations, this Intellectual Property Security Agreement and the security interests granted hereby shall automatically terminate and be released, without the requirement for any further action by any Person, and the Administrative Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by any Grantor and at such Grantor’s expense to further document and evidence such termination and release.

(b)           In the event that any Grantor conveys, sells, leases, assigns, transfers or otherwise Disposes of all or any portion of assets of such Grantor to a Person that is not (and is not required hereunder to become) a Grantor hereunder in a transaction permitted under the Credit Agreement, the security interests created hereunder in respect of such assets shall automatically terminate and be released, without the requirement for any further action by any Person and the Administrative Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by such Grantor and at such Grantor’s expense to further document and evidence such termination and release of security interests hereunder in respect of such assets, and, in the case of a transaction permitted under the Credit Agreement the result of which is that a Grantor would cease to be a Restricted Subsidiary or would become an Excluded Subsidiary, all security interests granted hereunder by such Grantor shall automatically terminate and be released, without the requirement for any further action by any Person and the Administrative Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by such Grantor and at such Grantor’s expense to further document and evidence such termination and release of such security interests.

IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Schedule 1

COPYRIGHTS

PATENTS

TRADEMARKS

INTELLECTUAL PROPERTY LICENSES

Exhibit B-2 to
Guarantee and Collateral Agreement

FORM OF AFTER-ACQUIRED INTELLECTUAL PROPERTY SECURITY AGREEMENT

(FIRST SUPPLEMENTAL FILING)

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (FIRST SUPPLEMENTAL FILING), dated as of                         , 201   (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Supplemental Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of JPMorgan Chase Bank, N.A., as administrative agent (together with its successors in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, GNC Corporation, a Delaware corporation, and General Nutrition Centers, Inc., a Delaware corporation (the “Borrower”), have entered into a Credit Agreement, dated as of March 4, 2011 (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), with the banks and other financial institutions and entities from time to time party thereto as lenders (the “Lenders”), Goldman Sachs Bank USA, as the Syndication Agent, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as the Co-Documentation Agents, and the Administrative Agent.  Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement.

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered that certain Guarantee and Collateral Agreement, dated as of March 4, 2011, in favor of the Administrative Agent (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”).

WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have assigned and transferred to the Administrative Agent, and granted to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Grantors’ right, title and interest in and to certain Collateral, including, without limitation, certain of its Intellectual Property and have agreed as a condition thereof to execute this First Supplemental Intellectual Property Security Agreement with respect to certain of its After-Acquired Intellectual Property in order to record the security interests granted therein with the United States Patent and Trademark Office, the United States Copyright Office (or any successor office or other applicable United States Governmental Authorities).

WHEREAS, the Intellectual Property Security Agreement was recorded against certain United States Intellectual Property at [INSERT REEL/FRAME NUMBER] [IF SECOND OR LATER SUPPLEMENTAL, ADD PRIOR REEL/FRAME NUMBERS].

NOW, THEREFORE, in consideration of the above premises, the Grantors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.                                Grant of Security.  Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(c)                                  (i) all United States, state and foreign trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 1, and (ii)  the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);

(d)                                 (i) all United States and foreign patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1, and all certificates of invention or similar property rights (ii) all inventions and improvements described and claimed therein, and (iii) all reissues, divisions, reexaminations, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon (collectively, the “Patents”);

(e)                                  (i) all United States and foreign copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations, copyright applications, mask works registrations and mask works applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, and (ii) the rights to print, publish and distribute any of the foregoing (“Copyrights”);

(f)                                    all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, formulae, parts, diagrams, drawings, specifications, blue prints, lists of materials, and production manuals (collectively, the “Trade Secrets”);

(e)                                  all Trademark Licenses (as defined in the Guarantee and Collateral Agreement), Trade Secret Licenses (as defined in the Guarantee and Collateral Agreement), Patent Licenses (as defined in the Guarantee and Collateral Agreement) and Copyright Licenses (as defined in the Guarantee and Collateral Agreement), in each case, to the extent Grantor is not the granting party, including, without limitation, any of the foregoing identified in Schedule 1; and

(f)                                    (i) the right to sue or otherwise recover for any and all past, present and future Infringements (as defined in the Guarantee and Collateral Agreement) and misappropriations of any of the property described (a) through (e) above, and (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect to any of the property described in (a) though (e) above

SECTION 2.                                Excluded Assets.  Notwithstanding anything to the contrary in this First Supplemental Intellectual Property Security Agreement, none of the Excluded Assets (as defined in the Credit Agreement) shall constitute Intellectual Property.

SECTION 3.                                Recordation.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable United States government officer record this First Supplemental Intellectual Property Security Agreement.

SECTION 4.                                Execution in Counterparts.  This First Supplemental Intellectual Property Security Agreement may be executed in any number of counterparts (including by telecopy or other electronic transmission), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5.                                GOVERNING LAW.  THIS FIRST SUPPLEMENTAL INTELLECTUAL PROPERTY SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.                                Conflict Provision.  This First Supplemental Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Credit Agreement.  The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Guarantee and Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this First Supplemental Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Credit Agreement, the provisions of the Guarantee and Collateral Agreement or the Credit Agreement shall govern.

SECTION 7.                                Releases.

(a)                                  Upon the Discharge of Obligations, this First Supplemental Intellectual Property Security Agreement and the security interests granted hereby shall automatically terminate and be released, without the requirement for any further action by any Person, and the Administrative Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by any Grantor and at such Grantor’s expense to further document and evidence such termination and release.

(b)                                 In the event that any Grantor conveys, sells, leases, assigns, transfers or otherwise Disposes of all or any portion of assets of such Grantor to a Person that is not (and is not required hereunder to become) a Grantor hereunder in a transaction permitted under the Credit Agreement, the security interests created hereunder in respect of such assets shall automatically terminate and be released, without the requirement for any further action by any Person and the Administrative Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by such Grantor and at such Grantor’s expense to further document and evidence such termination and release of security interests hereunder in respect of such assets, and, in the case of a transaction permitted under the Credit Agreement the result of which is that a Grantor would cease to be a Restricted Subsidiary or would become an Excluded Subsidiary, all security interests granted hereunder by such Grantor shall automatically terminate and be released, without the requirement for any further action by any Person and the Administrative Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by such Grantor and at such Grantor’s expense to further document and evidence such termination and release of such security interests.

IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Schedule 1

COPYRIGHTS

PATENTS

TRADEMARKS

INTELLECTUAL PROPERTY LICENSES

Exhibit C to
Guarantee and Collateral Agreement

FORM OF INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE

Note Number: 1	Dated: March 4, 2011

FOR VALUE RECEIVED, Parent, the Borrower and each of its Subsidiaries (collectively, the “Group Members” and each, a “Group Member”) which is a party to this intercompany subordinated demand promissory note (this “Promissory Note”) promises to pay to the order of such other Group Member as makes loans to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other Indebtedness for borrowed money now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of such Payee.  The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder.  Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement, dated as of March 4, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GNC Corporation (“Parent”), General Nutrition Centers, Inc. (the “Borrower”), the Lenders from time to time party thereto, Goldman Sachs Bank USA, as the Syndication Agent, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as the Co-Documentation Agents and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity and including its successors and assigns, the “Administrative Agent”).

The unpaid principal amount from time to time outstanding of all such loans, advances and other Indebtedness owed by each Payor to the relevant Payee shall bear interest at a rate per annum equal to the rate as may be agreed upon in writing from time to time by such Payor and the relevant Payee.  Interest shall be due and payable at such times as may be agreed upon in writing from time to time by the relevant Payor and Payee.  Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable.  Interest shall be paid in lawful money of the United States of America and in immediately available funds.  Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.

Each Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note has been pledged by each Payee to the Administrative Agent, for the benefit of the Secured Parties, as security for such Payee’s Obligations, if any, under the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan

Documents to which such Payee is a party.  During the continuation of an Event of Default the Administrative Agent may exercise all right of the respective Payees hereunder.

Each Payee agrees that any and all obligations evidenced by this Promissory Note that are owed by any Payor that is a Loan Party to any Payee other than the Borrower or any other Loan Party shall be subordinate and junior in right of payment to the Obligations until all of the Obligations have been paid in full in immediately available funds (excluding Obligations in respect of any Specified Hedge Agreements, Cash Management Obligations and contingent reimbursement and indemnification obligations, in each case, that are not then due and payable) and all Letters of Credit have expired or terminated or been cash collateralized (in a manner consistent with Section 2.8(j) of the Credit Agreement) or backed (in a manner reasonably satisfactory to the relevant Issuing Bank) with other letters of credit and the Commitments under the Credit Agreement have expired or been terminated (“Paid in Full”); provided, that each Payor may make payments to the applicable Payee so long as no Event of Default shall have occurred and be continuing.

If all or any part of the assets of any Payor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Payor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Payor is dissolved or if all or substantially all of the assets of any Payor are sold (except, in each case, in a transaction permitted by the Credit Agreement) then, and in any such event, any payment or distribution of any kind or character, whether in cash, securities or other investment property or otherwise, which shall be payable or deliverable upon or with respect to any obligation of such Payor evidenced by this Promissory Note to any Payee that is a Loan Party (“Payor Indebtedness”) at any time when an Event of Default has occurred and is continuing shall, upon written demand by the Administrative Agent, be paid or delivered directly to the Administrative Agent for application in accordance with the Credit Agreement and the other Loan Documents to the Obligations, until the date on which the Obligations shall have been Paid in Full.  Each Payee that is a Loan Party irrevocably authorizes, empowers and appoints the Administrative Agent as such Payee’s attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to, at any time when an Event of Default has occurred and is continuing, demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Payee such proofs of claim and take such other action, in the Administrative Agent’s own name or in the name of such Payee or otherwise, as the Administrative Agent may reasonably deem necessary or advisable for the enforcement of this Promissory Note.  Each Payee that is a Loan Party also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Payor Indebtedness requested by the Administrative Agent.  After the occurrence and during the continuance of an Event of Default the Administrative Agent may vote such proofs of claim in any such proceeding (and the applicable Payee Loan Party shall not be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same on account of any of the Obligations.  Except as otherwise expressly permitted under the Credit Agreement, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by any Payee that is a Loan Party upon or with respect to Payor Indebtedness owing to such Payee at any time when an Event of Default has occurred and is continuing prior to such time as the Obligations have been Paid in Full, such Payee shall receive and hold the same in trust, as trustee, for the benefit of the Administrative Agent and the Secured Parties, and shall forthwith upon written demand by the Administrative Agent deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of such Payee where necessary or advisable in the Administrative Agent’s judgment), for application to the Obligations and, until so delivered, the same shall be segregated from the other assets of such Payee and held in trust by such Payee as the property of the Administrative Agent, for the benefit of the Secured Parties.  If such Payee fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers, employees or representatives are hereby irrevocably authorized to make the same.  Each Payee and Payor agrees that, until the Obligation have been Paid in Full, it will not amend, modify or supplement this Promissory Note in a manner materially adverse to the Secured Parties without the consent of the Administrative Agent.

Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any such promissory note or other instrument, this Promissory Note replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on or before the date hereof by any Payee to any Payor.

This Note may be amended or replaced with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) to the extent necessary in order to include any Permitted Credit Agreement Refinancing Indebtedness as senior obligations (along with the Obligations) for purposes of this Note.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

From time to time after the date hereof, additional Group Members may become parties hereto by executing a counterpart signature page to this Promissory Note (each additional Subsidiary, an “Additional Party”).  Upon delivery of such counterpart signature page to the other signatories hereto, notice of which is hereby waived by the other signatories hereto, each Additional Party shall be a Payor and/or a Payee, as applicable, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof.  Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder.  This Promissory Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.

This Promissory Note may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by telecopy or other electronic transmission), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, each Payor and Payee has caused this Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

PAYOR:

GNC CORPORATION

By:
Name:
Title:

PAYEES:

GENERAL NUTRITION CENTERS, INC.

By:
Name:
Title:

GENERAL NUTRITION INVESTMENT COMPANY

By:
Name:
Title:

GENERAL NUTRITION CORPORATION

By:
Name:
Title:

GNC FUNDING, INC.

By:
Name:
Title:

GNC TRANSPORTATION, LLC

By:
Name:
Title:

SCHEDULE A

TRANSACTIONS
ON
INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE

Date	Name of Payor	Name of Payee	Amount of Advance This Date	Amount of Principal Paid This Date	Outstanding Principal Balance from Payor to Payee This Date	Notation Made By

ENDORSEMENT

FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to                               all of its right, title and interest in and to the Intercompany Subordinated Demand Promissory Note, dated March      , 2011 (as amended, restated, supplemented or otherwise modified or replaced from time to time, the “Promissory Note”), made by GNC Corporation (“Parent”) and General Nutrition Centers, Inc. (the “Borrower”), and each other Subsidiary of the Borrower or any other Person that becomes a party thereto, and payable to the undersigned.  This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.

Dated:

[Signature page follows]

GNC CORPORATION

By:
Name:
Title:

GENERAL NUTRITION CENTERS, INC.

By:
Name:
Title:

GENERAL NUTRITION CORPORATION

By:
Name:
Title:

GENERAL NUTRITION INVESTMENT COMPANY

By:
Name:
Title:

GNC FUNDING, INC.

By:
Name:
Title:

GNC TRANSPORTATION, LLC

By:
Name:
Title:

Annex 1 to
Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of [                                  ], made by                              , a                        (the “Additional Grantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (together with its successors in such capacity, the “Administrative Agent”) for (i) the Lenders from time to time parties to the Credit Agreement referred to below, and (ii) the other Secured Parties (as defined in the Guarantee and Collateral Agreement (as hereinafter defined)).  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, GNC Corporation, as Parent, General Nutrition Centers, Inc. (the “Borrower”), the Lenders from time to time parties thereto, Goldman Sachs Bank USA, as the Syndication Agent, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as the Co-Documentation Agents, Barclays Capital, the investment banking division of Barclays PLC, as the Co-Manager, and JPMorgan Chase Bank, N.A., as the Administrative Agent, have entered into a Credit Agreement, dated as of March 4, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of March 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.             Guarantee and Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor and Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and Guarantor thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules [                          (1)] to the Guarantee and Collateral Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects

(1)  Refer to each Schedule which needs to be supplemented.

on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

The Additional Grantor hereby confirms the grant of a security interest set forth in Section 3 of the Guarantee and Collateral Agreement.

2.             GOVERNING LAW.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

2